EXHIBIT 99.1
PubMatic Announces Third Quarter 2022 Financial Results
Delivered total revenue of $64.5 million, up 11% year over year, with omnichannel video growth of 45%;
Generated $3.3 million in GAAP net income, or 5% margin;
Delivered $25.3 million in adjusted EBITDA, or 39% margin;
Generated cash from operations of $28.1 million
NO-HEADQUARTERS/REDWOOD CITY, Calif., November 8, 2022 (GLOBE NEWSWIRE) -- PubMatic, Inc. (Nasdaq: PUBM), an independent technology company delivering digital advertising’s supply chain of the future, today reported financial results for the third quarter ending September 30, 2022.
“Our role in the ecosystem is only getting stronger, providing publishers with the critical tools and levers they need to control how their inventory and audiences are accessed,” said Rajeev Goel, co-founder and CEO at PubMatic. “Our proven ability to consolidate ~~a~~ctivity on our platform and grow market share stems from years of investment and focus in both technology and strong customer relationships, which is difficult to replicate. Despite the near-term economic pressure, we are well positioned to continue to gain market share. Because of our long term focus on both revenue growth and profitability, we are in a strong position to make select innovation investments while leveraging our existing infrastructure in the uncertain economic environment.”
Third Quarter 2022 Financial Highlights
•Revenue in the third quarter of 2022 was $64.5 million, an increase of 11% over $58.1 million in the same period of 2021;
•Revenue from omnichannel video in the third quarter 2022 grew 45% over the same period last year;
•GAAP net income was $3.3 million, or $0.06 per diluted share in the third quarter, compared to GAAP net income of $13.5 million, or $0.24 per diluted share in the same period of 2021;
•Net dollar-based retention1 was 120% for the trailing twelve-months ended September 30, 2022, compared to 157% in the comparable trailing twelve-month period a year ago;
•Adjusted EBITDA was $25.3 million, or 39% margin, compared to adjusted EBITDA of $24.3 million, or a 42% margin, in the same period of 2021;
•Non-GAAP net income was $12.4 million, or $0.22 per diluted share in the third quarter, compared to Non-GAAP net income of $16.7 million, or $0.30 per diluted share in the same period of 2021;
•Net cash provided by operating activities was $28.1 million, compared to $26.4 million in the same period of 2021; and
•Total cash, cash equivalents, and marketable securities of $166.1 million with no debt.
The section titled “Non-GAAP Financial Measures” below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.
1 Net dollar-based retention is calculated by starting with the revenue from publishers in the trailing twelve months ended September 30, 2021 (Prior Period Revenue). We then calculate the revenue from these same publishers in the trailing twelve months ended September 30, 2022 (Current Period Revenue). Current Period Revenue includes any upsells and is net of contraction or attrition, but excludes revenue from new publishers. Our net dollar-based retention rate equals the Current Period Revenue divided by Prior Period Revenue. Net dollar-based retention rate is an important indicator of publisher satisfaction and usage of our platform, as well as potential revenue for future periods

Third Quarter 2022 Business Highlights
•Increased investment in infrastructure capacity drove a total of 42.1 trillion processed impressions in the third quarter, an increase of 76% over a year ago. Owning and operating our own infrastructure results in decreased unit costs. Since the third quarter of 2020, cost of revenue per million impressions processed has decreased 45%.
•Revenue from fast-growing advertising formats mobile and omnichannel video, which includes Connected TV (CTV)2, grew 22% year-over-year and represented 73% of total revenue in the third quarter.
•Revenue from CTV grew by more than 150% over the third quarter of 2021. Added more premium CTV inventory to our platform, now monetizing inventory from 205 CTV publishers.
•We are well diversified across more than 20 verticals. The top 10 ad verticals, in aggregate, grew over 19% year over year.
•Supply path optimization represented over 30% of total activity on our platform in Q3 2022, up from approximately 23% a year ago.
•Acquired Martin, a media measurement and reporting platform, in response to growing demand from PubMatic’s buy-side customers for enhanced tools to take greater advantage of PubMatic’s SPO technology, global omnichannel inventory and market-leading addressability solutions like Connect.
•Released a suite of robust enhancements to OpenWrap OTT, giving publishers and app developers increased flexibility and control over their CTV monetization strategies. OpenWrap enables customers to manage and optimize all inventory types, including CTV, in a single place.
•Expanded engineering hubs in Pune and New Delhi to support global business growth as part of an investment program in the company’s platform and engineering teams as it gains market share.
•Expanded partnership with Ad Net Zero, joining the organization’s Global Group, the committee working to roll out Ad Net Zero’s initiatives internationally. Ad Net Zero is committed to reducing the carbon impact of developing, producing and running advertising to reach net zero by the end of 2030.
•Increased balance sheet capacity with $110 million in undrawn, committed financing
“Our financial results underscore the strength of our business model, and our team’s ability to navigate challenging macro conditions. While revenue in the third quarter was impacted by industry-wide softer ad spend, we were able to grow our revenue 11% on top of last year’s 54% growth and deliver strong profit margins and cash flow.” said Steve Pantelick, CFO at PubMatic. “In the face of these macro headwinds, we are focused on leveraging our current infrastructure and making targeted investments for future growth. Together, we believe these two operational objectives will drive higher margins and position us well for accelerated growth when ad spend stabilizes.”
Financial Outlook
Based on our assessment of the uncertain economic environment and factoring in both headwinds and tailwinds, we are taking a conservative approach to our guidance due to the continued possibility of global advertising spend deceleration which could impact our business. Despite a deceleration in global advertising spend, we believe that we will continue to grow faster than the market rate of growth due to the strength of our omnichannel platform, financial profile and selective growth investments.
Given the range of macroeconomic pressures, we believe there could be a wider range of outcomes for the fourth quarter than we typically see, especially as our Q4 revenue tends to be back-end weighted. We anticipate omnichannel video revenues to grow and SPO activity to increase, but we see continued pressure on our display formats that are disproportionately impacted by macro conditions. Accordingly, we estimate the following:
2 References to CTV include over-the-top (OTT).

•For the fourth quarter of 2022, we expect revenue of between $75 million to $78 million or 1% at the midpoint for year over year growth. We expect adjusted EBITDA to be in the range of $33 million to $36 million, representing approximately a 45% margin at the midpoint.
•For fiscal year 2022, we expect revenue to be in the range of $257 million to $260 million, representing year-over-year growth of 14% at the midpoint. We expect our full year Adjusted EBITDA to be in the range of $98 million to $101 million, or 38% margin at the midpoint.
Although we provide guidance for adjusted EBITDA, we are not able to provide guidance for net income, the most directly comparable GAAP measure. Certain elements of the composition of GAAP net income, including, unrealized gain(loss) on equity investments and stock-based compensation expenses, are not predictable, making it impractical for us to provide guidance on net income or to reconcile our adjusted EBITDA guidance to net income without unreasonable efforts. For the same reason, we are unable to address the probable significance of the unavailable information.
Conference Call and Webcast details
PubMatic will host a conference call to discuss its financial results on Tuesday, November 8, 2022 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). A live webcast of the call can be accessed from PubMatic’s Investor Relations website at https://investors.pubmatic.com. An archived version of the webcast will be available from the same website after the call.
Non-GAAP Financial Measures
In addition to our results determined in accordance with U.S. generally accepted accounting principles (GAAP), including, in particular operating income, net cash provided by operating activities, and net income, we believe that adjusted EBITDA and non-GAAP net income, each a non-GAAP measure, are useful in evaluating our operating performance. We define adjusted EBITDA as net income adjusted for stock-based compensation expense, depreciation and amortization, unrealized loss and impairment of equity investment, interest income, acquisition-related and other expenses, and provision for (benefit from) income taxes. Adjusted EBITDA margin represents adjusted EBITDA calculated as a percentage of revenue. We define non-GAAP net income as net income adjusted for unrealized (gain) loss on equity investments, stock-based compensation expense, acquisition-related and other expenses, and adjustments for income taxes.
In addition to operating income and net income, we use adjusted EBITDA and non-GAAP net income as measures of operational efficiency. We believe that these non-GAAP financial measures are useful to investors for period to period comparisons of our business and in understanding and evaluating our operating results for the following reasons:
•Adjusted EBITDA and non-GAAP net income are widely used by investors and securities analysts to measure a company’s operating performance without regard to items such as stock-based compensation expense, depreciation and amortization, interest expense, and provision for income taxes that can vary substantially from company to company depending upon their financing, capital structures and the method by which assets were acquired; and,
•Our management uses adjusted EBITDA and non-GAAP net income in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of operating performance and the effectiveness of our business strategies and in communications with our board of directors concerning our financial performance; and adjusted EBITDA provides consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:
•Adjusted EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; (b) the potentially dilutive impact of stock-based compensation; or (c) tax payments that may represent a reduction in cash available to us;
•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; and
•Non-GAAP net income does not include: (a) unrealized gains/losses resulting from our equity investment; (b) the potentially dilutive impact of stock-based compensation; (c) income tax effects for stock-based compensation and unrealized gains/losses from our equity investment; or (d) acquisition-related and other expenses.
Because of these and other limitations, you should consider adjusted EBITDA and non-GAAP net income along with other GAAP-based financial performance measures, including net income and our GAAP financial results.
Forward Looking Statements
This press release contains “forward-looking statements” regarding our future business expectations, including our guidance relating to our revenue and adjusted EBITDA for Q4 2022 and full year 2022, our expectations regarding future hiring, future market growth, and our ability to gain market share. These forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions and may differ materially from actual results due to a variety of factors including: our dependency on the overall demand for advertising and the channels we rely on; our existing customers not expanding their usage of our platform, or our failure to attract new publishers and buyers; our ability to maintain and expand access to spend from buyers and valuable ad impressions from publishers; the rejection of the use of digital advertising by consumers through opt-in, opt-out or ad-blocking technologies or other means; our failure to innovate and develop new solutions that are adopted by publishers; the war between Ukraine and Russia and the related measures taken in response by the global community; the impacts of inflation as well as fiscal tightening and rising interest rates; the ongoing COVID-19 pandemic, including the resulting global economic uncertainty; limitations imposed on our collection, use or disclosure of data about advertisements; the lack of similar or better alternatives to the use of third-party cookies, mobile device IDs or other tracking technologies if such uses are restricted; any failure to scale our platform infrastructure to support anticipated growth and transaction volume; liabilities or fines due to publishers, buyers, and data providers not obtaining consents from consumers for us to process their personal data; any failure to comply with laws and regulations related to data privacy, data protection, information security, and consumer protection; and our ability to manage our growth. Moreover, we operate in a competitive and rapidly changing market, and new risks may emerge from time to time. For more information about risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2021, which is on file with the SEC and is available on our investor relations website at https://investors.pubmatic.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022. All information in this press release is as of November 8, 2022. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About PubMatic
PubMatic is an independent technology company maximizing customer value by delivering digital advertising’s supply chain of the future. PubMatic’s sell-side platform empowers the world’s leading digital content creators across the open internet to control access to their inventory and increase monetization by enabling marketers to drive return on investment and reach addressable audiences across ad formats and devices. Since 2006, PubMatic’s infrastructure-driven approach has allowed for the efficient processing and utilization of data in real time. By delivering scalable and flexible programmatic innovation, PubMatic improves outcomes for its customers while championing a vibrant and transparent digital advertising supply chain.
Investors:
The Blueshirt Group for PubMatic
investors@pubmatic.com
Press Contact:
Broadsheet Communications for PubMatic
pubmaticteam@broadsheetcomms.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	September 30, 2022	December 31, 2021
ASSETS
Current Assets
Cash and cash equivalents	$52,177	$82,505
Marketable securities	113,914	77,121
Accounts receivable, net	277,265	286,916
Prepaid expenses and other current assets	14,885	14,207
Total Current Assets	458,241	460,749
Property, equipment and software, net	74,975	50,140
Operating lease right-of-use assets	27,733	21,613
Acquisition-related intangible assets, net	8,819	—
Goodwill	29,832	6,250
Deferred tax assets	469	515
Other assets, non-current	2,095	10,948
TOTAL ASSETS	$602,164	$550,215
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$258,478	$244,321
Accrued liabilities	14,819	18,780
Operating lease liabilities, current	5,668	3,864
Total Current Liabilities	278,965	266,965
Operating lease liabilities, non-current	22,465	17,842
Deferred tax liabilities	3,212	6,067
Other liabilities, non-current	4,919	2,161
TOTAL LIABILITIES	309,561	293,035
Stockholders' Equity:
Common stock	6	6
Treasury stock	(11,486)	(11,486)
Additional paid-in capital	189,085	169,401
Accumulated other comprehensive loss	(221)	(36)
Retained earnings	115,219	99,295
TOTAL STOCKHOLDERS’ EQUITY	292,603	257,180
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$602,164	$550,215

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$64,500	$58,086	$182,084	$151,352
Cost of revenue(1)	21,591	16,020	58,557	41,408
Gross profit	42,909	42,066	123,527	109,944
Operating expenses:(1)
Technology and development	5,080	4,139	14,928	11,738
Sales and marketing	16,087	15,004	50,755	41,790
General and administrative	12,120	8,875	33,847	25,593
Total operating expenses	33,287	28,018	99,530	79,121
Operating income	9,622	14,048	23,997	30,823
Total other income (expense), net	(4,898)	277	(3,345)	237
Income before income taxes	4,724	14,325	20,652	31,060
Provision for income taxes	1,398	799	4,728	2,695
Net income	$3,326	$13,526	$15,924	$28,365
Net income per share attributable to common stockholders:
Basic	$0.06	$0.27	$0.31	$0.57
Diluted	$0.06	$0.24	$0.28	$0.50
Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	52,435,601	50,559,636	52,168,853	49,754,449
Diluted	56,944,230	56,498,891	56,895,162	56,575,867
(1)Stock-based compensation expense includes the following:

STOCK-BASED COMPENSATION EXPENSE
(In thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cost of revenue	$256	$233	$861	$605
Technology and development	683	586	2,467	1,646
Sales and marketing	1,735	1,388	5,740	3,839
General and administrative	1,981	1,507	6,114	4,418
Total stock-based compensation	$4,655	$3,714	$15,182	$10,508

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)
(unaudited)

	Nine Months Ended September 30,
	2022	2021
CASH FLOW FROM OPERATING ACTIVITIES:
Net Income	$15,924	$28,365
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,587	15,992
Unrealized loss and impairment of equity investment	5,948	—
Stock-based compensation	15,182	10,508
Deferred income taxes	(3,949)	1,404
Accretion of discount on marketable securities	(170)	(46)
Non-cash operating lease expense	4,292	1,355
Other	98	(2)
Changes in operating assets and liabilities:
Accounts receivable	12,626	(8,876)
Prepaid expenses and other assets	(1,354)	(6,620)
Accounts payable	4,013	16,648
Accrued liabilities	(4,806)	3,386
Operating lease liabilities	(3,985)	(1,546)
Other liabilities, non-current	448	(366)
Net cash provided by operating activities	67,854	60,202
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(26,961)	(22,846)
Capitalized software development costs	(9,597)	(6,755)
Purchases of marketable securities	(100,113)	(53,118)
Proceeds from maturities of marketable securities	63,200	25,600
Business combination, net of cash acquired	(28,085)	—
Net cash used in investing activities	(101,556)	(57,119)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock for employee stock purchase plan	2,402	2,635
Proceeds from exercise of stock options	1,060	3,327
Principal payments on finance lease obligations	(88)	—
Payments for offering costs	—	(805)
Payments to acquire treasury stock	—	(52)
Net cash provided by financing activities	3,374	5,105
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(30,328)	8,188
CASH AND CASH EQUIVALENTS - Beginning of period	82,505	81,188
CASH AND CASH EQUIVALENTS - End of period	$52,177	$89,376

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EBITDA AND NON-GAAP NET INCOME
(In thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income	$3,326	$13,526	$15,924	$28,365
Add back (deduct):
Stock-based compensation	4,655	3,714	15,182	10,508
Depreciation and amortization	9,082	6,304	23,587	15,992
Unrealized loss and impairment of equity investment	6,405	—	5,948	—
Interest income	(596)	(79)	(1,044)	(208)
Acquisition-related and other expenses	1,061	—	1,061	—
Provision for income taxes	1,398	799	4,728	2,695
Adjusted EBITDA	$25,331	$24,264	$65,386	$57,352

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income	$3,326	$13,526	$15,924	$28,365
Add back (deduct):
Unrealized loss and impairment of equity investment	6,405	—	5,948	—
Stock-based compensation	4,655	3,714	15,182	10,508
Acquisition-related and other expenses	1,061	—	1,061	—
Adjustment for income taxes	(3,032)	(521)	(4,616)	(1,401)
Non-GAAP Net Income	$12,415	$16,719	$33,499	$37,472
GAAP diluted EPS	$0.06	$0.24	$0.28	$0.50
Non-GAAP diluted EPS	$0.22	$0.30	$0.59	$0.66
Weighted average shares outstanding—diluted	56,944,230	56,498,891	56,895,162	56,575,867